Exhibit 10.5

                                 AMENDMENT NO. 2
                                     to the
              AMENDED AND RESTATED STRUCTURED EQUITY LINE FLEXIBLE
                            FINANCING(SM) AGREEMENT

         THIS AMENDMENT NO. 2 to the AMENDED AND RESTATED STRUCTURED EQUITY LINE FLEXIBLE FINANCING(SM) AGREEMENT ("Amendment") is dated as of June 12, 2000 between Cripple Creek Securities, LLC, a limited liability company organized and existing under the laws of the state of New York (the "Investor"), and Elcom International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"). Capitalized terms not defined herein shall have the meanings assigned to them in that certain Amended and Restated Structured Equity Line Flexible Financing(SM) Agreement dated as of April 7, 2000 (the "Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Investor entered into the Agreement, pursuant to which the Company may issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided therein, shares of the Company's common stock, par value $.01 per share, for a maximum aggregate Purchase Price of $50,000,000; and

         WHEREAS, the Company and the Investor desire to amend the Agreement in certain respects.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                    AGREEMENT

     Section 1.1 Section 2.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

         "(b) Investment Period Limits. Notwithstanding the obligation of the Investor to purchase shares of Common Stock pursuant to Section 2.1(a), the sum of the Investment Amounts for any Investment Period (whether pursuant to a Company Put Amount or Investor Call Amount(s) or both) shall not exceed the lesser of (x) the Company Put Amount plus the sum of all Investor Call Amounts, if any, (y) an amount equal to the product of (I) 8% of the average daily Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day during the Investment


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Period  immediately  preceding such Investment  Period times (II) the sum of (A)
the number of Trading Days in which the Stock Price is above the Floor Price, and (B) the number of Trading Days that are designated by the Investor as Included Days pursuant to Section 2.4(b), in each of cases (A) and (B), in such immediately preceding Investment Period, (III) rounded up to the next increment of $10,000, and (z) an amount equal to 8% of the aggregate Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day during such Investment Period either (I) in which the Stock Price is above the Floor Price, or (II) that is designated by the Investor as an Included Day pursuant to
Section 2.4(b) rounded up to the next increment of $10,000 (the lower of the amounts referred to in clauses (y) and (z), the "Volume Limit"); provided, however, that the Investor may waive, in whole or in part, the Volume Limit in any Investment Period."


                                   ARTICLE II

                                  MISCELLANEOUS

     Section 2.1 No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Section 2.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to such state's principles of conflict of laws. Section 2.3 Execution. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. Section
2.4 Agreement Otherwise Unchanged. Except as amended hereby and previously, the Agreement shall remain unchanged and in full force and effect.

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




         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Amended and Restated Structured Equity Line Flexible Financing(SM) Agreement to be duly executed by their respective authorized officers as of the date hereof.

CRIPPLE CREEK SECURITIES, LLC                    ELCOM INTERNATIONAL, INC.



By:  /s/ Robert L. Chender                       By:  /s/ Peter A. Rendall
     Name:  Robert L. Chender                    Name:  Peter A. Rendall
     Title:  Principal                           Title:  Chief Financial Officer







    [Signature Page to Amendment No. 2 to the Amended and Restated Structured
                   Equity Line Flexible Financing Agreement]



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